FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2002

Oregon Trail Financial Corp.
(Exact name of registrant as specified in its charter)

Oregon State or other jurisdiction of incorporation	0-22953 Commission File Number	91-1829481 (I.R.S. Employer Identification No.)

2055 First Street, Baker City, Oregon (Address of principal executive offices)	97814 (Zip Code)

Registrant's telephone number (including area code): (541) 523-6327

              Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On March 13, 2002, Oregon Trail Financial Corporation (the “Company”), the holding company for Pioneer Bank, A Federal Savings Bank, announced that it had entered into a Standstill Agreement (the “Agreement”) to settle all outstanding claims and litigation with shareholder Joseph Stilwell, Stilwell Associates, L.P., Stilwell Value Partners II, L.P., and Stilwell Value LLC (collectively, the “Stilwell Group”), who own 8.8% of the Company’s outstanding common stock.

        The parties have agreed to dismiss with prejudice all pending lawsuits between them and to exchange mutual releases. The dismissals conclude both the lawsuits filed by the Stilwell Group for the purpose of removing two directors from the Board of Directors of the Company and the pending lawsuit filed by the Company against the Stilwell Group in the United States District Court for the District of Oregon alleging violations of securities laws.

        Under the Agreement, the Company agreed to adopt an annual target to achieve return on equity greater than the median for all publicly traded thrift institutions with assets between $250 and $500 million for the fiscal year beginning April 1, 2001. So long as the Company is successful in meeting this target, the Stilwell Group will not vote for any nominee for election to the Company’s Board of Directors other than those supported by the Company’s Board of Directors and will vote all shares in favor of nominees for director nominated by the Board of Directors and in favor of any proposal submitted by the Company’s management. In addition, the Company has agreed to endeavor to reduce its capital ratio to 11% within one year of the date of the Agreement, subject to the Board’s fiduciary duties and the Company’s applicable regulatory and securities requirements. The Agreement also provides that the Stilwell Group will not propose or seek to effect a merger or sale of the Company, solicit proxies in opposition to recommendations or proposals of the Company’s management, or seek to exercise any control or influence over the management of the Company. If the Company fails to achieve its annual return on equity target, it has agreed to utilize its investment banking firm to help the Company evaluate alternatives to maximize shareholder value.

        For more information, see the Company’s press release, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference, and the Agreement, which is attached as Exhibit 99.2 and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          Exhibits

             99.1       Press Release dated March 13, 2002

             99.2       Standstill Agreement, dated March 12, 2002

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OREGON TRAIL FINANCIAL CORP.
DATE: March 13, 2002	By: /s/ Berniel L. Maughan Berniel L. Maughan President and Chief Executive Officer

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Exhibit 99.1

Press Release Dated March 13, 2002

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OREGON TRAIL FINANCIAL CORP.

FOR IMMEDIATE RELEASE

OREGON TRAIL FINANCIAL CORP. ANNOUNCES AGREEMENT WITH MAJOR STOCKHOLDER

       Baker City, OR, March 13, 2002 / Oregon Trail Financial Corp. (Nasdaq:OTFC), the holding company for Pioneer Bank, A Federal Savings Bank, announced today that it has entered into an agreement to settle all outstanding claims and litigation with shareholder Joseph Stilwell, Stilwell Associates, L.P., Stilwell Value Partners II, L.P., and Stilwell Value LLC (collectively, the " Stilwell Group" ). The Stilwell Group owns 8.8% of the Company's outstanding common stock.

        The agreement calls for the dismissal with prejudice of all pending lawsuits between the parties and the exchange of mutual releases. The dismissals conclude both the lawsuits filed by the Stilwell Group for the purpose of removing two directors from the Board of Directors of the Company and the pending lawsuit filed by the Company against the Stilwell Group in the United States District Court for the District of Oregon alleging violations of securities laws.

       The Company has agreed to adopt an annual target to achieve return on equity greater than the median for all publicly traded thrift institutions with assets between $250 and $500 million for the fiscal year beginning April 1, 2001. So long as the Company is successful in meeting this target, the Stilwell Group will not vote for any nominee for election to the Company's Board of Directors other than those supported by the Company's Board of Directors and will vote all shares in favor of nominees for director nominated by the Board of Directors and in favor of any proposal submitted by the Company's management. Additionally, the Company has acknowledged that an ongoing goal is to reduce excess capital to increase earnings per share and return on equity. In pursuit of this goal, the Company has agreed to endeavor to reduce its capital ratio to 11% within one year of the date of the agreement, subject to the Board's fiduciary duties and the Company's applicable regulatory and securities requirements. The agreement also provides that the Stilwell Group will not propose or seek to effect a merger or sale of the Company, solicit proxies in opposition to recommendations or proposals of the Company's management, or seek to exercise any control or influence over the management of the Company. The parties have agreed not to make any public statement that reflects negatively against the other.

        If the Company fails to achieve its annual return on equity target, it has agreed to utilize its investment banking firm to help the Company evaluate alternatives to maximize shareholder value.

        In announcing the settlement with the Stilwell Group, Chairman Stephen R. Whittemore said, "We have reached a solution that will benefit the Company and its shareholders and that is agreeable to the Stilwell Group. Both parties believe the negotiated agreement represents a fair, realistic, and sensible arrangement. This agreement will allow the Company to eliminate the distraction and the costs associated with the lawsuits and to continue our focus on enhancing shareholder value."

        Joseph Stilwell said, " We have agreed on operating, capital and ownership targets.  As the Company's largest shareholder,  I am well pleased with the outcome. "

       Oregon Trail Financial Corp. is headquartered in Baker City, Oregon and is the parent company of Pioneer Bank, which was founded in 1901. The company operates nine full service locations in seven eastern Oregon counties.

CONTACT: Berniel L. Maughan, President and CEO, Oregon Trail Financial Corp., (541) 523-6327.

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Exhibit 99.2

Standstill Agreement dated March 12, 2002

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STANDSTILL AGREEMENT

        THIS AGREEMENT, dated this 12th day of March 2002, is by and between Oregon Trail Financial Corp., an Oregon Corporation (the "Company"), the Board of Directors of the Company (the "Board of Directors" or "Board" or "Directors"), and Stilwell Associates, L.P., a Delaware limited partnership, Stilwell Value Partners II, L.P., a Delaware limited partnership, Stilwell Value LLC, a Delaware limited liability company, and Joseph Stilwell, an individual (collectively, the "Group;" individually, a "Group Member").

RECITALS

        WHEREAS, the Company and the Group have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

        NOW THEREFORE, in consideration of the Recitals and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties hereto mutually agree as follows:

        1.         Representations and Warranties of the Group Members. The Group Members hereby represent and warrant to the Company, as follows:

        (a)    Except as set forth on Exhibit A, and except for shares of capital stock of the Company which may be acquired in open market purchases subsequent to the date of this Agreement, which, together with the shares set forth on Exhibit A, will not exceed 9.9% of the outstanding shares of common stock of the Company (including shares or options to purchase shares held by Kevin D. Padrick and Neil J. Bryant), neither the Group nor any Group Member, nor any of their affiliates, has or has a right to acquire a beneficial ownership interest in any capital stock of the Company, and no such person has a right to vote any shares of capital stock of the Company;

        (b)   The Group and Group Members have full power and authority to enter into and perform their obligations under this Agreement, and the execution and delivery of this Agreement by the Group and Group Members has been duly authorized by the principals of the Group. This Agreement constitutes a valid and binding obligation of the Group and Group Members and the performance of its terms shall not constitute a violation of any limited partnership agreement, by-laws or any agreement or instrument to which the Group or any Group Member is a party;

        (c)   There are no other persons who, by reason of their personal, business, professional or other arrangement with the Group or any Group Member, whether written or oral and whether existing as of the date hereof or in the future, have agreed, explicitly or implicitly, to take any action on behalf of or in lieu of the Group or any Group Member that would otherwise be prohibited by this Agreement; and

        (d)    Except for the Release and Settlement Agreement, a copy of which is annexed hereto as Exhibit B, there are no arrangements, agreements or understandings concerning the

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subject matter of this Agreement between the Group (or any Group Member) and the Company other than as set forth in this Agreement.

        2.        Representations and Warranties of the Company.

        (a)   The Company hereby represents and warrants to the Group that the Company has full power and authority to enter into and perform its obligations under this Agreement, and that the execution and delivery of this Agreement by the Company has been duly authorized by the Board of Directors of the Company. This Agreement constitutes a valid and binding obligation of the Company and the Board and the performance of its terms shall not constitute a violation of its articles of incorporation, by-laws or any agreement or instrument to which it is a party.

        (b)   The Company hereby represents and warrants to the Group that except for the Release and Settlement Agreement, a copy of which is annexed hereto as Exhibit B, there are no arrangements, agreements or understandings concerning the subject matter of this Agreement between the Group (or any Group Member) and the Company other than as set forth in this Agreement.

        3.         Covenants. (a)  During the term of this Agreement, the Group and each Group Member covenant and agree not to, and shall cause each of their affiliates not to, directly or indirectly, alone or in concert with any other affiliate, group or other person:

                     (i)   own, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation), the beneficial ownership of, or the right to vote, less than 7% nor more than 9.9% shares of the outstanding capital stock of the Company or any securities convertible into such capital stock (except by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Company capital stock generally);

                     (ii)    transfer, or offer or propose to transfer or agree to transfer, except in compliance with this Agreement, beneficial ownership of, or the right to vote any shares of capital stock of the Company owned as of the date of this Agreement or hereafter acquired, whether acquired through the purchase of the Company's capital stock, the acquisition of control of another person or entity (including by way of merger or consolidation), or by joining a partnership, syndicate or other group or otherwise, and the Group and each Group member acknowledge and agree that any and all shares of capital stock beneficially owned by them, whether acquired in compliance with or in contravention of this Agreement, with or without actual knowledge, shall be subject to the terms and conditions of this Agreement; provided, however, that nothing in this Agreement shall prevent or restrict the Group or any Group Member from purchasing the capital stock of the Company on margin or from transferring such stock to and among Group Members and their affiliates who are also subject to the terms and conditions of this Agreement.

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                     (iii)   (A)   propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of or other business combination involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of its or such subsidiary's business or assets or any other type of transaction that would result in a change in control of the Company (any such action described in this clause (A) is a "Company Transaction Proposal"), (B) seek to exercise any control or influence over the management of the Company or the Board of Directors of the Company or any of the businesses, operations or policies of the Company, (C) present to the Company, its stockholders or any third party any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal, or (D) seek to effect a change in control of the Company;

                     (iv)   publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that constitute or could reasonably be expected to result in a Company Transaction Proposal, or take any action that might require the Company to make a public announcement regarding any such Company Transaction Proposal;

                     (v)    initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate, or otherwise provide assistance to any person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal;

                     (vi)    solicit proxies (or written consents) or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under theSecurities Exchange Act of 1934) in opposition to the recommendation or proposal of the Company's Board or Directors, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the capital stock of the Company, or execute any written consent in lieu of a meeting of the holders of the capital stock of the Company or grant a proxy with respect to the voting of the capital stock of the Company to any person other than to the Board of Directors of the Company;

                      (vii)    initiate, propose, submit, encourage or otherwise solicit stockholders of the Company for the approval of one or more stockholderproposals or induce or attempt to induce any other person to initiate any stockholder proposal, or seek election to or seek to place a representative or other affiliate or nominee on the Company's Board or Directors or seek removal of any member of the Company's Board of Directors;

                     (viii)    form, join in or in any other way (including by deposit of the Company's capital stock) participate in a partnership, pooling agreement, syndicate, voting trust

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or other group with respect to the Company's capital stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of the Company's capital stock;

                     (ix)   (A)  join with or assist any person or entity, directly or indirectly, in opposing, or make any statement in opposition to, any proposal or director nomination submitted by the Company's Board of Directors to a vote of the Company's stockholders, or (B) join with or assist any person or entity, directly or indirectly, in supporting or endorsing (including supporting, requesting or joining in any request for a meeting of stockholders in connection with), or make any statement in favor of, any proposal submitted to a vote of the Company's stockholders that is opposed by the Company's Board of Directors;

                     (x)    vote for any nominee or nominees for election to the Board of Directors of the Company, other than those nominated or supported by the Company's Board of Directors, and no Group Member shall consent to become a nominee for election as a Director of the Company;

                      (xi)    except in connection with the enforcement of this Agreement, participate, by encouragement or otherwise,in any litigation against or derivatively on behalf of the Company or its officers and directors, except for testimony which may be required by law, and except as may occur in the ordinary course of business with respect to any loan, deposit or other transaction where the Group Member or an affiliate is dealing with the Company as a customer;

                      (xii)   make any public statement, whether by press release, comment to any news media or otherwise, regarding the affairs of the Company or that reflects negatively against the Company or any subsidiary or the Board of Directors of the Company or any subsidiary or any of the directors or officers of the Company or any subsidiary;

                      (xiii)   advise, assist, encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or otherwise seek to circumvent the limitations of, this Agreement.

         (b)   During the term of this Agreement, the Group and each Group Member covenant and agree, and shall require each of their affiliates, to vote and shall require any affiliate, group or other person acting in concert with any Group Member to vote, all shares beneficially owned (i) in favor of any proposal submitted by the Company's management to a vote of the Company's stockholders where the proposal requires a majority or greater percentage of affirmative votes of the total outstanding capital stock of the Company for passage and (ii) in accordance with the recommendations of a majority of the members of the Board of Directors of the Company then in office on all procedural matters submitted to a vote of the Company's stockholders, including, without limitation, the election of directors and auditors.

        (c)     Notwithstanding the foregoing, should the Company not achieve the Financial Goal set forth in Paragraph 4(a) below, the covenant in Subparagraph (b) of this Paragraph 3 shall be deemed null and void.

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        (d)   If the Company announces a merger, sale or the substantial disposition of its assets to a third-party, the Group and Group Members shall be entitled to sell their shares.

         4.         Financial Goals.

         (a)    The Company agrees to adopt a target to achieve a return on equity ("ROE") greater than the median for all publicly traded thrifts (excluding mutual holding companies) with assets between $250 million and $500 million based on the data published by SNL Securities for the fiscal year beginning April 1, 2001 and each and every year thereafter (the "Financial Goal"). This determination will be made on May 31 of each year based on the last twelve months ended March 31 financial information. Although the failure to meet the Financial Goal shall not be deemed a breach of this Agreement, if the Financial Goal is not met the Board of the Company agrees to utilize its investment banking firm to help the Board evaluate alternatives to maximize shareholder value of Company. It is expressly understood that any payments made to the Stilwell Group by the Company pursuant to the Release and Settlement Agreement, as well as all expenses incurred by the Company in connection with the Litigation described in the Release and Settlement Agreement and all expenses incurred in connection with the 2001 proxy solicitation, to the extent such expenses were incurred in the fiscal year beginning April 1, 2001, shall be excluded for purposes of calculating ROE for the fiscal year beginning April 1, 2001.

        (b)   The Company agrees that an ongoing goal of the Company is to reduce excess capital to increase earnings per share and return on equity.In pursuit of this goal the Company will endeavor to reduce its capital ratio to 11% within one year from the date of this Agreement ("Capital Ratio Target"), subject to the Board of Directors' fiduciary duties and the Company's applicable regulatory and securities requirements.

        (c)     The Company agrees, on an annual basis, to request its investment banking firm to provide assistance regarding its evaluation of the advisability of a 10% stock repurchase by the Company, net of new issuances, subject to the Board of Directors' fiduciary duties and the Company's applicable regulatory and securities requirements.

        5.        Directorship.

        (a)    The Company and its Board of Directors agree to nominate and support Kevin Padrick ("Padrick") for re-election to the Board of the Company at the expiration of his current term. If Padrick chooses not sit for re-election or becomes ineligible to sit, the Company shall nominate a Replacement Director, selected in accordance with sub-paragraph (d) below. If Padrick or the Replacement Director is not re-nominated the Company will be in breach of this Agreement.

        (b)    The Company has appointed Padrick to the Audit Committees of the Board and the Company agrees to ensure Padrick remains on the Audit Committee of the Company or is appointed to the Compensation Committee of the Company.

         (c)    Padrick will be treated equally, on a prospective basis, with other Directors with respect to compensation and benefits, including with respect to grants of shares and options to

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purchase shares, however, there will be no adjustment for past benefits granted to other Directors.

        (d)    Should Padrick leave the Board for any reason, the Company shall appoint a replacement director, selected by Stilwell ("Replacement Director"), subject to the approval of the Company, which approval shall not be unreasonably withheld, and the Replacement Director shall be appointed to the Board of the Company and either the Audit or Compensation Committees of the Company. The provisions of subsections (a), (b) and (c) of this Paragraph shall apply to the Replacement Director.

        (e)     It is expressly agreed that Padrick is not bound, and no Replacement Director shall be bound, by the covenants, obligations and duties imposed upon the Group in this Agreement.

         6.        Right of First Refusal.    Other than as provided by Subparagraph 6(f) below, should any Group Member wish to transfer or sell stock of the Company, before making any such transfer or sale, such Group Member shall first give the Company the opportunity to purchase said stock in the following manner:

        (a)    Such Group Member intending to make a transfer or sale shall give notice to the Company in writing of such intention, via facsimile to its President or Secretary, specifying the number of shares proposed to be disposed ("Transfer Notice").

        (b)    The Company shall have the right, exercisable by written notice by the Company within three business days after receipt of the Transfer Notice, to accept the offer to purchase all or any portion of the shares ("Acceptance Notice").In order to be timely, the Acceptance Notice must be delivered by the Company within three business days after the delivery to it of the Transfer Notice. If the Acceptance Notice is not timely delivered, the offer to sell shall be deemed declined.

        (c)     The closing of the sale of the stock shall take place within seven business days after the delivery date of the Transfer Notice. The purchase price per share shall equal the average of the independent sale price of the stock on the NASDAQ National Market for the seven business days between the delivery of the Transfer Notice and the closing.

         (d)    If an Acceptance Notice is declined, the offering Group Member shall be permitted to sell the stock offered for sale in the Transfer Notice to any person, and it is expressly agreed that such stock shall be free and clear of any and all of the restrictions contained in this Agreement, unless the stock is transferred or sold to another Group Member.

         (e)     Nothing in this Paragraph 6 permits the Group or any Group Member to own, acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation), the beneficial ownership of, or the right to vote less than 7% of the outstanding capital stock of the Company or any securities convertible into such capital stock

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(except by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Company capital stock generally).  If the Company announces a merger, sale or the substantial disposition of its assets to a third-party, the terms of Paragraph 6 shall be deemed null and void.

         (f)    During the sixty days following the date of this Agreement only, the Group will place and maintain a pro rata order with the same stock broker used by the Company which provides that the Group shall sell one share of stock of the Company for every ten shares of stock of the Company purchased by the Company.

         7.         Notice of Breach, Remedies, and Attorneys' Fees.

         The parties acknowledge the generally accepted principle that a material breach by one party to a contract excuses further performance by the other, but they expressly agree that an actual or threatened breach of this Agreement by any party will give rise to irreparable injury that cannot adequately be compensated by damages.Accordingly, in addition to any other remedy to which it may be entitled, each party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

         The Group (and each Group Member) expressly agree that they will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Company unless and until the Company is given written notice of such breach and 10 business days during which time the Company may either cure such breach or seek equitable relief. If the Company seeks equitable relief, the Group (and each Group Member) irrevocably stipulate that any failure to perform or any assertion by the Group (or any Group Member) that they are excused from performing their obligations under this Agreement would cause the Company irreparable harm, that the Company shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Group (and each Group Member) shall not deny or contest that such actions would cause the Company irreparable harm.If, after such 10 business day period, the Company has not either reasonably cured such material breach or obtained equitable relief, the Group (or each Group Member) may terminate this Agreement by delivery of written notice to Company.

         The Company expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Group (or any Group Member) unless and until the Group (and each Group Member) is given written notice of such breach and 10 business days during which time the Group (or any Group Member) may either cure such breach or seek equitable relief. If the Group (or any Group Member) seeks equitable relief, the Company irrevocably stipulates that any failure to perform or any assertion by the Company that it is excused from performing its obligations under this Agreement would cause the Group (and each Group Member) irreparable harm, that the Group (or any Group Member) shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that the Company shall not deny or contest that such actions would cause the Group (and each Group Member) irreparable harm.If, after such 10 business day period, the Group

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(or the Group Member) has not either reasonably cured such material breach or obtained declaratory or injunctive relief, the Company may terminate this Agreement by delivery of written notice to the Group and each Group Member.

         If any party institutes anaction to interpret this Agreement, or to enforce its rights under or recover damages for breach of, this Agreement, the prevailing party in such action or appeal shall be awarded all costs and expenses of the litigation, and any appeal thereof, including, but not limited to, attorneys' fees, filing and service fees and witness fees. The prevailing party will be the party that succeeds either affirmatively or defensively on claims having the greatest value or importance, as determined by the court.

        8.         Term.    This Agreement shall be effective upon the execution of the Agreement, and will remain in effect for a period of five (5) years.

        9.        Publicity.    The Parties shall issue a joint press release, a copy of which is annexed hereto as Exhibit C, announcing the execution of this Agreement. The parties, however, shall not publish this Agreement nor the Release and Settlement Agreement attached as Exhibit B hereto. During the term of this Agreement, none of the parties hereto shall cause, suffer or, to the extent within its control, permit any press release or other publicity concerning any other party to be created, issued or circulated without the prior reasonable and good faith approval of the other party. Additionally, the covenant contained in Paragraph 3(a)(xii) shall be binding upon the Company and the Board with respect to statements regarding the Group and Group Members, provided, however, that such covenant shall not apply to statements made by Elms or Rouse in connection with any litigation that may be brought by them at any time against the Group or any Group Member. Notwithstanding anything contained herein, any disclosure or statement concerning this Agreement, the Release and Settlement Agreement, or any Party hereto may be made without violating this Agreement to the extent such disclosure or statement is: (a) made in connection with the enforcement of this Agreement or the Release or Settlement Agreement, (b) ordered by a court or government authority, or (c) is required by statute or regulation.

        10.        Notices.     Except for the notice provisions in Paragraph 6 above, all notice requirements and other communications indicated shall be deemed given when personally delivered or on the first business day after being sent by overnight courier, addressed to the Group and the Company below:

Group:	Joseph Stilwell 26 Broadway, 23rd Floor New York, New York 10004
With a copy to:	Spencer L. Schneider, Esq. 145 Hudson Street New York, New York 10013
The Company:	Berniel L. Maughan President and Chief Executive Officer Oregon Trail Financial Corp. 2055 First Street Baker City, Oregon 97814
With a copy to:	Curt B. Gleaves, Esq. Foster Pepper & Shefelman LLP 101 SW Main Street 15th Floor Portland, Oregon 97204

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        11.        Governing Law and Choice of Forum.    Oregon law, unless applicable federal law or regulation is deemed controlling, shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained in a state or federal court, as appropriate, sitting in the State of Oregon.

        12        Severability.     If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        13.        Successors and Assigns.     This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties. Except as otherwise expressly provided for herein, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any shareowner of the Company, other than the parties hereto. Notwithstanding the foregoing, the obligations of Paragraphs 4 and 5 above shall not apply to any successor or transferee of the Company.

        14.        Survival of Representations, Warranties and Agreements.     All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

        15.        Amendments.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

        16.        Definitions.     As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

        (a)    The term "acquire" means every type of acquisition, whether effected by purchase, exchange, operation or law or otherwise.

        (b)    The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express

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agreement, or (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

        (c)     The term "affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, one or more of the Group Members.

        (d)    The terms "beneficial ownership" or "beneficially owned" mean all capital stock of the Company owned or held in the name of a Group Member or an associate thereof, individually or jointly with any other person; by any trust in which the Group Member is a settlor, trustee, or beneficiary; by any corporation in which the Group Member is a stockholder (owning, together with all other Group Members and their respective affiliates, more than five percent (5%) of the outstanding voting power), director or officer; by any partnership in which the Group Member is a limited partner (owning, together with all other Group Members and their respective affiliates, more than five percent (5%) of the outstanding beneficial interests), or a general partner, employee or agent; or by any other entity in which a Group Member holds, together with all other Group Members and their respective affiliates, more than five percent (5%) of the outstanding beneficial interests.

        (e)     The term "change in control" means: (A) any person or group becomes the beneficial owner of shares of capital stock of the Company or Pioneer Bank, a Federal Savings Bank (the "Bank") representing 25% or more of the total number of votes that may be cast for the election of the Board of Directors of the Company or the Bank, (B) in connection with any tender or exchange offer (other than an offer by the Company or the Bank), merger or other business combination,sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company or the Bank cease to be a majority of the Board of Directors, or (C) stockholders of the Company or the Bank approve a transaction pursuant to which substantially all of the assets of the Company or the Bank will be sold.

         (f)    The term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

        (g)    The term "group" has the meaning as defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

        (h)    The term "person" includes an individual, group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.

        (i)     The term "transfer" means, directly or indirectly, to sell, gift, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either

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voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any capital stock, or any interest in any capital stock, of the Company; provided, however, that a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the transfer of any capital stock beneficially owned by the Group or a Group Member.

        (j)    The term "vote" means to vote in person or by proxy, or to give or authorize the giving of any consent as a stockholder on any matter.

         17.         Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        18.        Duty to Execute.     Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
SIGNATURES ARE ON FOLLOWING PAGE

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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the undersigned as of the day and year first above written.

STILWELL VALUE PARTNERS II, L.P.	OREGON TRAIL FINANCIAL CORP.
/s/ Joseph Stilwell By: STILWELL VALUE LLC General Partner	/s/ Berniel L. Maughan By: Berniel L. Maughan President and CEO
/s/ JosephStilwell By: Joseph Stilwell Managing and Sole Member	/s/ Stephen R. Whittemore By: Stephen R. Whittemore Chairman of the Board of Directors
STILWELL ASSOCIATES, L.P.	ALBERT H. DURGAN*
/s/ JosephStilwell By: STILWELL VALUE LLC General Partner	/s/ Albert H. Durgan EDWARD H. ELMS*
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member	/s/ Edward H. Elms JOHN W. GENTRY*
STILWELL VALUE LLC	/s/ John W. Gentry
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member	JOHN A. LIENKAEMPER* /s/ John A. Lienkaemper
JOSEPH STILWELL /s/ Joseph Stilwell Joseph Stilwell	CHARLES H. ROUSE* /s/ Charles H. Rouse
STEPHEN R. WHITTEMORE* /s/ Stephen R. Whittemore
KEVIN PADRICK* /s/ Kevin Padrick

*        Executed in their personal capacities only with respect to the obligations contained only in the following sentence contained in Paragraph 9 above: "Additionally, the covenant contained in Paragraph 3(a)(xii) shall be binding upon the Company and the Board with respect to statements regarding the Group and Group Members."

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